EXHIBIT 1.2

BYLAWS OF YOTTA GLOBAL, INC.

ARTICLE I: OFFICES

Section 1.1. REGISTERED OFFICE. The registered office of the Corporation shall be located with the State of Georgia as set forth in the Corporation’s Articles of Incorporation. The Board of Directors may at any time change the registered office by making the appropriate filing with the Secretary of State.

Section 1.2. PRINCIPAL OFFICE. The principal office of the Corporation shall be at 11555 Medlock Bridge Rd, Suite 100, Johns Creek, GA 30097 provided that the Board of Directors shall have the power to change the location of the principal office.

Section 1.3. OTHER OFFICES. The Corporation may also have other offices at any places, within or without the State of Georgia, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

Section 1.4. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II: SHAREHOLDERS

Section 2.1. PLACE OF MEETING. Meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, either within or without the State of Georgia, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice.

Section 2.2. ANNUAL MEETING. An annual meeting of shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting shall be held on the date and time set by the Board of Directors and stated in the notice of the meeting.

Failure to hold the annual meeting at the designated time shall not affect the validity of any action taken by the Corporation. If the Board of Directors fails to call the annual meeting, any shareholder may make a demand in writing to any officer of the Corporation that an annual meeting be held.

Section 2.3. SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, the, or upon the demand of the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. The record date for determining which shareholders are entitled to call a special meeting is the date the first shareholder signs the demand for that meeting. In order for the shareholders to demand a special meeting, the shareholders of the required percentage of shares must sign, date and deliver to the Corporation’s Secretary one or more demands, in writing or by electronic transmission, for the meeting, describing the purposes for which the meeting is to be held. Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

Section 2.4. FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the record date shall be the date specified by the Board of Directors in the notice of the meeting or if no date is specified, the close of business on the day before the notice of the meeting is mailed to shareholders. If no notice is sent, the record date shall be the date set by the law applying to the type of action to be taken for which a record date must be set. In the case of action by written consent of the shareholders without a meeting, the record date shall be the date the first shareholder signs the written consent.

A record date fixed under this Section may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date.

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Section 2.5. NOTICE OF SHAREHOLDERS’ MEETING. Written or printed notice stating the place, date and time of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given no fewer than ten (10) days nor more than sixty (60) days before the date of the meeting. Notice shall be given personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting.

If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any person entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

Section 2.6. VOTING LISTS. The officer or agent having charge of the share transfer records for shares of the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the meeting, arranged by voting group and by class and series of share, with the address of and the number of shares held by each shareholder. The list shall be available for inspection by any shareholder after notice of the meeting is given during regular corporate hours at the principal place of business of the Corporation. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire meeting.

Section 2.7. QUORUM OF SHAREHOLDERS. A quorum shall be present for action on any matter at a shareholder meeting if a majority of the votes entitled to be cast on the matter by a voting group are represented at the meeting in person or by proxy. A voting group includes all shares of one or more classes or series that are entitled, by law or the Articles of Incorporation, to vote and to be counted together collectively on a matter at a meeting of shareholders.

Once a quorum for a voting group has been established at a meeting, the shareholders in that voting group represented in person or by proxy at the meeting are deemed present for quorum purposes for the remainder of the meeting and for any adjournment unless:

1.  The shareholder attends the meeting solely to object to defective notice or the conduct of the meeting on other grounds and does not vote the shares or take any other action at the meeting.

2.  The meeting is adjourned and a new record date is set for the adjourned meeting.

The shareholders in a voting group represented in person or by proxy at a meeting of shareholders, even if not comprising a quorum, may adjourn the meeting as to the voting group until a time and place as may be determined by a vote of the holders of a majority of the shares of the voting group represented in person or by proxy at that meeting. If the meeting is adjourned for more than 120 days after the date fixed for the original meeting, the Board of Directors shall fix a new record date. Notice of the meeting shall be given to the shareholders who are members of the voting group as of the new record date, and a new quorum for the meeting must be established.

Section 2.8. CONDUCT OF MEETINGS. The Board of Directors of the Corporation may adopt by resolution rules and regulations for the conduct of the meeting of the shareholders as it deems appropriate. At every meeting of the shareholders, the President, or in his or her absence or inability to act, the Vice President, or, in his or her absence or inability to act, a director or office designated by the Board of Directors, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which not ballots, proxies, votes, changes or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series.

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If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, will be approved by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of votes is required by law or a greater number of votes is required by the Articles of Incorporation, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Shares of the Corporation’s stock owned by the Corporation itself or by another corporation or entity, the majority of the voting stock or interest of which is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote shares held or controlled by it in a fiduciary capacity.

Shares owned by another corporation, domestic or foreign, may be voted by any officer, agent, or proxy, or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate court order in which the receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares.

Section 2.10. VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized by the Corporation to tabulate votes. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of a pledgee; a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; a creditor of the Corporation who extended it credit under terms requiring the appointment; an employee of the Corporation whose employment contract requires the appointment, or a party to a voting agreement created under the Georgia Business Corporation Code.

Section 2.11. ACTION BY SHAREHOLDERS WITHOUT A MEETING.

Any action required or permitted to be taken at any annual or special meeting or shareholders may be taken without a meeting if a consent or consents, in writing or signed electronically and setting forth the action so taken, shall have been signed by the shareholders not having less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. All voting shareholders on the record date that did not participate in taking the action set out in the consent or consents shall be given written notice of the action not more than ten (10) days after the action is taken.

The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Corporation.

Section 2.12. SHAREHOLDER NOMINATIONS AND PROPOSALS. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the “proposing shareholder”) must have given written notice of the proposing shareholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary not later than ninety (90) calendar days prior to the date such annual meeting is to be held. If the current year’s meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above.

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For business to be properly brought before a special meeting of shareholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A person or persons who have made a written request for a special meeting pursuant to Section 2.3 of these Bylaws may provide the information required for notice of a shareholder proposal under this section simultaneously with the written request for the meeting submitted to the Secretary or within ten (10) calendar days after delivery of the written request for the meeting to the Secretary.

A proposing shareholder’s notice shall include as to each matter the proposing shareholder proposes to bring before either an annual or special meeting:

1.  The name(s) and address(es) of the proposing shareholder, and the classes and number of shares of capital stock of the Corporation held by the proposing shareholder.

2.  If the notice is in regard to a nomination of a candidate for election as director:

a.  the name, age, business and residence address of the candidate;

b.  the principal occupation or employment of the candidate, and

c.  the class and number of shares of the Corporation beneficially owned by the candidate.

3. If the notice is about a proposal, other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting and the material interest of the proposing shareholder in such proposal.

ARTICLE III: DIRECTORS

Section 3.1. POWERS. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, by the Articles of Incorporation or by these Bylaws.

Section 3.2. NUMBER OF DIRECTORS. The number of directors shall be one (1) provided that the number may be increased or decreased from time to time by an amendment to these Bylaws or resolution adopted by the Board of Directors or by the shareholders. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3. TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting.

Section 3.4. VACANCIES. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification or removal of a director or otherwise, may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 3.5. REMOVAL. Any or all of the directors, or a class of directors, may be removed at any time, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose. If a director is elected by a voting group of shareholders, the director may be removed only by that voting group.

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Section 3.6. RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, its Chairman (if any), or to the President or Secretary of the Corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.7. MEETINGS OF DIRECTORS. An annual meeting of directors shall be held immediately and without notice after and at the place of the annual meeting of shareholders. Other regular meetings of the directors may be held at such times and places within or outside Georgia as the directors may fix. Special meetings of the Board of Directors may be called by the President, by the Chairman of the Board, if any, by the Secretary, by any two directors, or by one director in the event that there is only one director.

Section 3.8. PARTICIPATION BY REMOTE COMMUNICATION. The Board of Directors may permit any or all directors to participate in any meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

Section 3.9. NOTICE OF DIRECTORS’ MEETINGS. All special meetings of the Board of Directors shall be held upon not less than two (2) days’ written notice stating the date, place and time of meeting given to each director either personally or by mail.

Any director entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.10. QUORUM OF DIRECTORS. A majority of the number of directors as fixed in these Bylaws shall constitute a quorum for the transaction of business. The affirmative act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

Section 3.11. COMPENSATION. Directors shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.12. ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent or consents thereto by all of the directors in office, or all the committee members then appointed, is filed in writing or by electronic transmission with the Secretary to be filed with the minutes of the proceedings of the Board of Directors.

Section 3.13. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law.

A committee of the Board of Directors does not have the authority to:

1.  Approve or propose to shareholders an action that the Business Corporation Code requires to be approved by shareholders;

2.  Fill vacancies on the Board or on any of its committees;

3.  Amend the Articles of Incorporation except that a committee may, to the extent authorized in a resolution or resolutions adopted by the Board of Directors, amend the Articles of Incorporation to fix the designations, preferences, limitations, and relative rights of unissued classes or series of shares, or to increase or decrease the number of shares contained in a series of shares but not below the number of such shares then issued;

4.  Adopt, amend, or repeal Bylaws; or

5.  Approve a plan of merger not requiring shareholder approval.

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No committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation unless the resolution designating a particular committee expressly so provides.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV: OFFICERS

Section 4.1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual shareholder’s meeting. Each officer shall serve until a successor is elected and qualified or until the death, resignation or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors.

Section 4.2. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of the majority of the Board of Directors. Removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Any officer or assistant officer appointed by an authorized officer may be removed at any time with or without cause by any officer with authority to appoint such officer of assistant officer.

Section 4.3. PRESIDENT. The President shall be the chief executive officer of the Corporation, and subject to the direction of the Board of Directors, shall have general supervision over the business and affairs of the Corporation. The President shall preside at all meetings of all directors, shall see that all orders and resolutions of the Board of Directors are carried out, and shall perform any other duties as the Board of Directors may assign.

Section 4.4. VICE-PRESIDENTS. Each Vice President, in order of their rank as designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President, and shall perform other duties as the Board of Directors or President shall assign.

Section 4.5. THE SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform other duties as may be prescribed by the Board of Directors or the President. The Secretary shall be the custodian of the records and of the seal of the Corporation, and shall affix the seal to all documents and attest to it, when duly authorized by the Board of Directors.

The Assistant Secretaries shall in order of their rank as designated by the Board of Directors, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform other duties as the Board of Directors or the Secretary shall assign.

In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board and shareholders shall be recorded by the person designated by the President or by the Board of Directors.

Section 4.6. THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors.

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The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Treasurer shall keep and maintain the Corporation’s books of account and shall render to the President and directors an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records and accounts to the President or directors at any time.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with a surety or sureties satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the incumbent’s possession or under the incumbent’s control belonging to the Corporation.

The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and they shall perform other duties as the Board of Directors shall prescribe.

ARTICLE V: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.1. INDEMNIFICATION FOR SUCCESSFUL DEFENSE OF PROCEEDINGS. The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the Corporation, against reasonable expenses incurred by him or her in connection with the proceeding.

Section 5.2. INDEMNIFICATION FOR OTHER PROCEEDINGS. The Corporation may, to the fullest extent permitted by law, indemnify each person who may serve or who has served at any time as a director or officer of the Corporation or of any of its subsidiaries, or who at the request of the Corporation may serve or at any time has served as a director, officer, administrator or trustee of, or in a similar capacity with, another organization or any employee benefit plan, against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon such person in connection with any proceeding in which he may become involved by reason of his serving or having served in such capacity.

The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder.

Section 5.3. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The foregoing rights of indemnification shall be in addition to and not exclusive of any other rights which such director or officer or other person may be entitled to under any agreement with the Corporation or any action taken by the directors or shareholders of the Corporation or otherwise.

ARTICLE VI: SHARE CERTIFICATES AND TRANSFER

Section 6.1. CERTIFICATES REPRESENTING SHARES. If shares are represented by certificates, each certificate shall, at a minimum, state upon the face thereof:

1.  The name of the Corporation and that it is organized under the laws of this State.

2.  The name of the person to whom issued.

3.  The number and class of shares and the designation of the series, if any, which the certificate represents.

4.  A conspicuous statement setting forth restrictions on the transfer of the shares, if any.

The Corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the law of Georgia. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

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Section 6.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3. REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of Georgia, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4. LOST OR REPLACEMENT CERTIFICATES. The Corporation may issue a new certificate for its shares in place of any certificate theretofore issued and alleged by its owner of record or such owner’s authorized representative to have been lost, stolen, or destroyed if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. A replacement certificate may be issued upon such owner’s or representative’s compliance with all of the following conditions:

1.   The owner shall file with the Secretary of the Corporation and the transfer agent or the registrar, if any, a request for the issuance of a new certificate, together with an affidavit in form satisfactory to the Secretary and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss;

2.   The owner also shall file with the Secretary and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Secretary and the transfer agent or the registrar, if any, conditioned to indemnify and save harmless the Corporation and the transfer agent or the registrar, if any, from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation, the transfer agent, or the registrar issuing a new certificate in place of the one alleged to have been lost, stolen, or destroyed; and

3.   The owner shall comply with such other reasonable requirements as the Chairman of the Board, the President, the Secretary, or the Board of Directors and the transfer agent or the registrar, if any, shall deem appropriate under the circumstances.

A new certificate may be issued in lieu of any certificate previously issued that has become defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary and the transfer agent or the registrar, if any, to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, and the number of the certificate and its authenticity and to protect the Corporation and the transfer agent or the registrar against loss or liability. When sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in this Section in connection with the replacement of lost, stolen, or destroyed certificates.

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ARTICLE VII: DISTRIBUTIONS

Section 7.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property, or shares of the Corporation to the extent permitted by the Articles of Incorporation, and the Georgia Business Corporation Code.

Section 7.2. FIXING RECORD DATES FOR DIVIDENDS AND DISTRIBUTIONS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the dividend or distribution, set a date no more than 60 days prior to the date of the dividend or distribution. If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the resolution of the Board of Directors declaring the distribution or share dividend is adopted shall be the record date for the determination of shareholders.

ARTICLE VIII: MISCELLANEOUS

Section 8.1. SEAL. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

Section 8.2. CHECKS, DRAFTS, ETC. All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by Resolution of the Board of Directors.

Section 8.3. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.4. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.5. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.6. EMERGENCY MANAGEMENT OF THE CORPORATION. In the event of an emergency, to the extent not limited or prohibited by law, the Articles of Incorporation or these Bylaws, the following provisions regarding the management of the Corporation shall take effect immediately. An emergency, for the purposes of this Section, exists if a quorum of the Board of Directors cannot readily participate in a meeting because of the occurrence of a catastrophic event.

In the event of an emergency, a meeting of the Board of Directors may be called following the attempt of not less than two hour notice to each director. Said notice may be given by electronic transmission, including facsimile transmission, transmission to an electronic mail address provided by the director, as well as by telephone.

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The Board of Directors shall approve and maintain a current list of officers or other persons to serve as directors to the extent necessary to provide a quorum at any meeting held and to take over the duties of any other officer who is rendered incapable of discharging their duties while these emergency bylaws are in effect.

When an emergency, as defined in this Section, arises, the Chairman of the Board, the President and the Secretary, without the approval of the Board of Directors, shall have the authority to temporarily change the corporation’s principal office or designate several alternative principal offices, until such time as the Board of Directors can meet or until the termination of the emergency.

These emergency provisions take effect only in the event of an emergency as defined hereinabove, and will no longer be effective after the emergency ends. Any and all provisions of these Bylaws that are consistent with these emergency provisions remain in effect during an emergency. Any or all of these actions of the Corporation taken in good faith in accordance with these provisions are binding upon this Corporation and may not be used to impose liability on a managerial official, employee, or agent of the Corporation.

ARTICLE IX: AMENDMENT OF BYLAWS

These Bylaws may be adopted, altered, amended or repealed by the shareholders or the Board of Directors, but no bylaw adopted by the shareholders may be altered, amended or repealed by the Board of Directors if the Bylaws so provide.

Adopted: December 22, 2016

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